UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8‑K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	April 25, 2017
NORWOOD FINANCIAL CORP.
(Exact name of registrant as specified in its charter)

Pennsylvania	0-28364	23-2828306
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

717 Main Street, Honesdale, Pennsylvania	18431
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:          (570) 253-1455

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

NORWOOD FINANCIAL CORP.

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.07.  Submission of Matters to a Vote of Security Holders

    (a)   On April 25, 2017, the Company held its annual meeting of stockholders.

    (b)   The following is a record of the vote on each matter presented at the annual meeting.

(1)	Election of Directors

Nominee	For	Withheld	Broker Non-Vote

Joseph W. Adams	2,476,705	17,990	783,344
Kevin M. Lamont	2,463,988	30,707	783,344
Dr. Kenneth A. Phillips	2,463,242	31,453	783,344

There were no abstentions in the election of directors.
(2)            Ratification of appointment of S.R. Snodgrass, P.C. as independent auditors for the fiscal year ending December 31, 2017.

For	Against	Abstain

3,253,606	18,018	6,415

There were no broker non-votes on the ratification of auditors.

(3) Approval of a non-binding resolution on executive compensation.

For	Against	Abstain	Broker Non-Vote
2,190,358	172,739	131,598	783,344

(4) Whether advisory votes on executive compensation should occur every one, two or three years.

One Year	Two Years	Three Years	Abstain	Broker Non-Vote
844,671	38,823	1,463,946	147,255	783,344

For further information, reference is made to the Registrant's press release dated April 27, 2017, which is filed herewith as Exhibit 99.1.

Item 9.01.  Financial Statements and Exhibits

(d)       Exhibits:

99.1 Press Release, dated April 27, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORWOOD FINANCIAL CORP.
Date:April 27, 2017	By:	/s/ Lewis J. Critelli
Lewis J. Critelli President and Chief Executive Officer (Duly Authorized Representative)